Exhibit 10.4

AMENDMENT NO.     TO THE RESTRICTED STOCK AWARD AGREEMENT

BETWEEN DOUGLAS R. LEBDA AND TREE.COM, INC.

[Date]

This Amendment No.    to that certain Restricted Stock Award Agreement, dated as of [DATE] (the “Agreement”) between Douglas R. Lebda (“Employee”) and Tree.com (the “Company”) is effective as of [DATE], unless otherwise indicated.  All capitalized terms used herein without definition shall have the meanings given to them in the Agreement.

WHEREAS, subject to the terms and conditions set forth herein, Employee and the Company wish to make certain amendments to the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.             Section 2 of the Agreement is hereby deleted and replaced in its entirety with the following:

“2.                                 In order for your Award to vest, you must be continuously employed by Tree.com or any of its Subsidiaries or Affiliates during the Restriction Period (as defined below).  Notwithstanding the foregoing or any other provision to the contrary in the Plan or this Agreement, you shall become 100% vested in your Award upon the occurrence of a Change in Control.  Nothing in this Agreement or the Plan shall confer upon you any right to continue in the employ or service of Tree.com or any of its Subsidiaries or Affiliates or interfere in any way with their rights to terminate your employment or service at any time.”

2.             Except as explicitly set forth herein, the remaining provisions of the Agreement will remain in full force and effect.

* * * Signature Page to Follow * * *

IN WITNESS WHEREOF, the parties have executed this Amendment No.    as of the date first set forth above.

TREE.COM, INC.

By: Claudette Hampton
Senior Vice President — Human Resources

EMPLOYEE

Douglas R. Lebda